JOHN HANCOCK WORLD FUND


                                  Abolition of
              John Hancock Pacific Basin Equities Fund (the "Fund")
                                       and
                            Amendment of Section 5.11


                              Abolition of the Fund
                              ---------------------

         The undersigned, being a majority of the Trustees of John Hancock World Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section
8.3 of the Amended and Restated Declaration of Trust dated March 1, 2002, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock Pacific Basin Equities Fund (Class A Shares, Class B Shares, and Class C Shares), and in connection therewith do hereby extinguish any and all rights and preferences of such Fund as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Fund is effective as of December 16, 2003.


                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock World Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section
8.3 of the Amended and Restated Declaration of Trust dated March 1, 2002, as amended from time to time, do hereby amend Section 5.11, effective December 16, 2003, as follows:


         1. Section 5.11 (a) shall be deleted and replaced with the following:

            Without limiting the authority of the Trustees set forth in
            Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
            John Hancock Health Sciences Fund, and John Hancock Biotechnology Fund, each of which consists of Class A Shares, Class B Shares, and Class C Shares (the "Existing Series").

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 16th day of December, 2003.


_________________________________                       /s/Maureen Ford Goldfarb
                                                        ------------------------
Dennis S. Aronowitz                                     Maureen Ford Goldfarb

/s/Richard P. Chapman, Jr.                              /s/William F. Glavin
--------------------------                              --------------------
Richard P. Chapman, Jr.                                 William F. Glavin

/s/William J. Cosgrove                                  ________________________
----------------------
William J. Cosgrove                                     John A. Moore

---------------------------------                       ------------------------
John M. DeCiccio                                        Patti McGill Peterson

/s/Richard A. Farrell                                   /s/John W. Pratt
---------------------                                   ----------------
Richard A. Farrell                                      John W. Pratt




         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.